SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                               ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   APRIL 4, 1996


                PHARMACEUTICAL FORMULATIONS, INC.
            (Exact name of registrant as specified in charter)


           DELAWARE               0-11274           22-2367644
(State or other jurisdic-      (Commission         (IRS Employer
  tion of incorporation)       File Number)      Identification No.)


          460 PLAINFIELD AVENUE, EDISON, NEW JERSEY 08818
    (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  908-985-71000


                                N.A.
    (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

   (a)   CREATION OF SERIES A PREFERRED STOCK.

         Effective April 4, 1996, the Company filed a Certificate of Designations, Preferences and Rights creating 3,000,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"). The holders of Series A Preferred Stock are entitled to a dividend at the lower of $.08 per share or $1.00 times the prime rate of interest at the time of the sale of the Series A Preferred Stock, payable semiannually. Dividends cumulate if not paid and the Company can not declare or pay dividends on any other class of stock until dividends on the Series A Preferred Stock is paid.

         The holders of Series A Preferred Stock are entitled to a liquidation preference of $1.00 per share. The Company may redeem shares of Series A Preferred Stock at any time at a price equal to the liquidation preference plus accrued and unpaid dividends. Shares of Series A Preferred Stock may be converted at the option of the holder into shares of Common Stock, par value $.08 per share, at any time after 36 months from issuance upon three months prior notice at a rate such that each share of Series A Preferred Stock shall be converted into such number of shares of Common Stock as equals the liquidation preference divided by the lower of the current market price (as defined) at the conversion date or $2.00 per share (subject to certain antidilution adjustments).

         The shares of Series A Preferred Stock are accorded only such voting rights as required by applicable law. The Company, however, may not take certain enumerated action prejudicial to the interest of the holders of Series A Preferred Stock without the approval of the holders of a majority of the Series A Preferred Stock.

         (b)      SALE OF SERIES A PREFERRED STOCK.

     On April 8, 1996, the Company sold 2,500,000 shares of Series A Preferred Stock to ICC Industries Inc. ("ICC") pursuant to a Stock Purchase Agreement between the Company and ICC dated April 8, 1996 for a payment of $2,500,000. Pursuant to the Stock Purchase Agreement, the Company agreed to (a) redeem some or all of the Series A Preferred Stock owned by ICC if the Company has made a registered public offering of its common stock and the proceeds thereof shall have been sufficient to pay the redemption price and (b) allow ICC to surrender shares of Series A Preferred Stock, valued at the liquidation preference therefor plus accrued and unpaid dividends, in exercise of any warrants, options or other rights to purchase Common Stock which ICC may have or in payment of any shares of Common Stock purchased in any public offering. The foregoing covenants are conditioned upon the redemption or surrender of shares not thereby causing the Company to fail to meet all requirements for listing or continued listing of the Company's Common Stock on the Nasdaq Stock Market or such other exchange on which the Common Stock may be listed.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         a.       Not applicable

         b.       Not applicable

         c.       Exhibits:

                  1. Certificate of Designations, Preferences
                     and Rights of Series A Cumulative
                     Redeemable Convertible Preferred Stock
                     of the Company, filed April 4, 1996

                  2. Stock Purchase Agreement between the
                     Company and ICC Industries Inc. dated
                     April 8, 1996 regarding the purchase of
                     2,500,000 shares of Series A Cumulative
                     Redeemable Convertible Preferred Stock



                                SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PHARMACEUTICAL FORMULATIONS, INC.


                                                     By: /S/ FRANK MARCHESE
                                                        Name:  Frank Marchese
                                                       Title:  Vice President -
                                                                    Finance

Dated:  April 25, 1996